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                                   Law Offices
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


                                October 30, 2000

VIA EDGAR
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                  Re:      UMB Scout Stock Fund, Inc. (multi-series)
                           UMB Scout Regional Fund, Inc.
                           UMB Scout Worldwide Fund, Inc. (multi-series) UMB Scout Balanced Fund, Inc.
                           UMB Scout Bond Fund, Inc.
                           UMB Scout Capital Preservation Fund, Inc.
                           UMB Scout Kansas Tax-Exempt Bond Fund., Inc.
                           UMB Scout Money Market Fund, Inc.
                           UMB Scout Tax-Free Money Market Fund, Inc.
                           UMB Scout Funds (multi-series)

Dear Sir or Madam:

         We are counsel to the above-referenced registrants, each of which proposes to update the information contained in its joint Registration Statement on Form N-1A by filing a Post-Effective Amendment pursuant to paragraph (b) of Rule 485 promulgated under the Securities Act of 1933. As counsel, we have reviewed the proposed form of the post-effective amendment to the joint Registration Statement and in our judgment, the post-effective amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485. We consent to the transmission of this letter to the Commission with the post-effective amendment filing.

                                                     Sincerely yours,

                                                     Michael P. O'Hare
                                                     ------------------------
                                                               Michael P. O'Hare

MPO:djd
cc:      Guy Cooke
         Martin Cramer
         Mark H. Plafker, Esquire